EXHIBIT 1




                             ACQUISITION AGREEMENT

                                 by and among

                        PACKAGING DYNAMICS CORPORATION,

                             3141276 CANADA INC.,

                            GMG INTERNATIONAL INC.,

                                PAPERCON, INC.

                                      and

                                 GABY A. AJRAM



                                August 6, 2004





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                                            Table of Contents


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ARTICLE I PURCHASE AND SALE OF SHARES....................................................................1
         1.1        Purchase and Sale of Shares..........................................................1
         1.2        Purchase Price; Payment..............................................................1
         1.3        Cash Consideration Adjustment........................................................2
         1.4        Net Assets Adjustment; Closing Cash Adjustment.......................................3
         1.5        Tax and Accounting Treatment.........................................................4

ARTICLE II CLOSING.......................................................................................4
         2.1        Closing..............................................................................4
         2.2        Deliveries at the Closing............................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANIES...................................6
         3.1        Corporate Status.....................................................................7
         3.2        Power and Authority..................................................................7
         3.3        Enforceability.......................................................................7
         3.4        Capitalization.......................................................................7
         3.5        Shareholders of the Companies and the Transferred Sub................................8
         3.6        Subsidiaries.........................................................................8
         3.7        Good Title Conveyed..................................................................8
         3.8        No Violation.........................................................................8
         3.9        Records..............................................................................9
         3.10       Financial Statements.................................................................9
         3.11       Changes Since December 31, 2003.....................................................10
         3.12       Liabilities.........................................................................12
         3.13       Litigation..........................................................................13
         3.14       Environmental Matters...............................................................13
         3.15       Real Estate.........................................................................16
         3.16       Good Title to and Condition of Assets...............................................17
         3.17       Compliance with Laws................................................................17
         3.18       Labor and Employment Matters........................................................18
         3.19       Employee Benefit Plans..............................................................18
         3.20       Tax Matters.........................................................................20
         3.21       Insurance...........................................................................22
         3.22       Licenses and Permits................................................................23
         3.23       Adequacy of the Assets; Relationships with Customers and
                      Suppliers; Affiliated Transactions................................................23
         3.24       Intellectual Property...............................................................24
         3.25       Contracts...........................................................................25
         3.26       Transferred Sub.....................................................................26
         3.27       Casualties..........................................................................26
         3.28       Product Liability...................................................................26
         3.29       Accounts Receivable.................................................................27
         3.30       Disputed Accounts Payable...........................................................27
         3.31       Inventory...........................................................................27
         3.32       Cash Rebate Receivables.............................................................27
         3.33       Accuracy of Information Furnished...................................................27
         3.34       No Commissions......................................................................28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................28
         4.1        Corporate Status....................................................................28
         4.2        Corporate Power and Authority.......................................................28
         4.3        Enforceability......................................................................28
         4.4        No Violation........................................................................28
         4.5        Purchaser Shares....................................................................29
         4.6        SEC Reports.........................................................................29
         4.7        Listing and Maintenance Requirements................................................29
         4.8        Common Stock........................................................................29
         4.9        No Commissions......................................................................29

ARTICLE V CONDUCT OF BUSINESS PENDING THE CLOSING.......................................................30
         5.1        Conduct of Business by the Companies Pending the Closing............................30

ARTICLE VI ADDITIONAL AGREEMENTS........................................................................32
         6.1        Compliance with Covenants...........................................................32
         6.2        Efforts and Actions to Cause Closing to Occur.......................................32
         6.3        Access to Information...............................................................34
         6.4        Notification of Certain Matters.....................................................34
         6.5        Confidentiality.....................................................................34
         6.6        No Other Discussions................................................................35
         6.7        Shareholder and Director Vote.......................................................35
         6.8        Indebtedness........................................................................35
         6.9        Tax Matters.........................................................................35
         6.10       Affiliated Transactions.............................................................40
         6.11       Change of Control and Prepayment Obligations........................................40
         6.12       Disposition of the Transferred Sub..................................................40
         6.13       Publicity...........................................................................40
         6.14       Marketable Securities...............................................................40
         6.15       Distribution of Certain Assets......................................................40
         6.16       Exempt Surplus......................................................................41

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF PURCHASER..................................................41
         7.1        Accuracy of Representations and Warranties; Compliance with Obligations.............41
         7.2        No Order or Injunction..............................................................41
         7.3        HSR Act; Competition Act............................................................41
         7.4        No Material Adverse Change..........................................................41
         7.5        Corporate Certificate...............................................................42
         7.6        Opinion of Counsel..................................................................42
         7.7        Consents Obtained...................................................................42
         7.8        No Adverse Litigation...............................................................42
         7.9        Resignation of Directors and Officers...............................................42
         7.10       Transfer............................................................................42
         7.11       Lien Terminations...................................................................42
         7.12       Purchaser Shares....................................................................42

ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF SELLER....................................................43
         8.1        Accuracy of Representations and Warranties; Compliance with Obligations.............43
         8.2        No Order or Injunction..............................................................43
         8.3        HSR Act; Competition Act............................................................43
         8.4        Opinion of Counsel..................................................................43
         8.5        Purchaser Shares....................................................................43

ARTICLE IX INDEMNIFICATION..............................................................................43
         9.1        Agreement by Seller for Indemnification.............................................43
         9.2        Agreement by Purchaser for Indemnification..........................................44
         9.3        Survival of Representations and Warranties..........................................44
         9.4        Set-Off Rights......................................................................45
         9.5        Indemnification Claims..............................................................45
         9.6        Remedies Cumulative; Waiver.........................................................46

ARTICLE X DEFINITIONS...................................................................................46
         10.1       Defined Terms.......................................................................46
         10.2       Other Definitional Provisions.......................................................48

ARTICLE XI TERMINATION, AMENDMENT AND WAIVER............................................................49
         11.1       Termination.........................................................................49
         11.2       Effect of Termination...............................................................49

ARTICLE XII GENERAL PROVISIONS..........................................................................49
         12.1       Notices.............................................................................49
         12.2       Entire Agreement....................................................................50
         12.3       Expenses............................................................................50
         12.4       Amendment; Waiver...................................................................51
         12.5       Binding Effect; Assignment..........................................................51
         12.6       Counterparts........................................................................51
         12.7       Interpretation......................................................................51
         12.8       Governing Law; Interpretation.......................................................51
         12.9       Severability........................................................................51
         12.10      Mediation...........................................................................52
         12.11      Jurisdiction........................................................................52
         12.12      Dispute Costs.......................................................................53
         12.13      Arm's-Length Negotiations...........................................................53

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Exhibits:
--------
Exhibit A................................... Note
Exhibit B................................... Non-Competition Agreement
Exhibit C................................... Lease
Exhibit D................................... Registration Rights Agreement
Exhibit E................................... Release
Exhibit F................................... Intercreditor Agreement
Exhibit G................................... Leased Premises

Schedules:
---------
Schedule 3.4................................ Capitalization
Schedule 3.10(a)............................ Combined Group Financial
                                             Statements
Schedule 3.10(b)............................ Interim Combined Group
                                             Financial Statements
Schedule 3.10(c)(i)......................... Parent Financial Statements-A
Schedule 3.10(c)(ii)........................ Parent Financial Statements-B
Schedule 3.10(d)(i)......................... Interim Parent Financial
                                             Statements-A
Schedule 3.10(d)(ii)........................ Interim Parent Financial
                                             Statements-B
Schedule 3.10(d)(iii)....................... Parent Assets and Liabilities
Schedule 3.11............................... Changes since December 31,
                                             2003
Schedule 3.12(b)............................ Accounts
Schedule 3.13............................... Litigation
Schedule 3.14(d)............................ Environmental Matters
Schedule 3.15(b)............................ Real Estate
Schedule 3.16(a)............................ Liens
Schedule 3.19............................... Employee Benefit Plans
Schedule 3.20............................... Tax Matters
Schedule 3.21(a)............................ Insurance Policies
Schedule 3.21(b)............................ Outstanding Claims
Schedule 3.22............................... License and Permits
Schedule 3.23............................... Affiliated Transactions
Schedule 3.24(a)............................ Intellectual Property
Schedule 3.24(b)............................ License Agreements
Schedule 3.25............................... Material Contracts
Schedule 4.4................................ No Violation
Schedule 4.7................................ Listing and Maintenance
                                             Requirements
Schedule 7.6................................ Opinion of Seller's Counsel
Schedule 8.4................................ Opinion of Purchaser's Counsel


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                             ACQUISITION AGREEMENT

         This ACQUISITION AGREEMENT (this "Agreement") is entered into as of August 6, 2004 by and among (i) Packaging Dynamics Corporation, a Delaware corporation ("Purchaser"); (ii) 3141276 Canada Inc., a Canadian numbered holding company ("Parent"); (iii) GMG International Inc., a Georgia corporation and wholly-owned subsidiary of Parent ("GMG"); (iv) Papercon, Inc., a Georgia corporation and wholly-owned subsidiary of GMG ("Papercon," and together with Parent and GMG, the "Companies"); and (v) Mr. Gaby A. Ajram ("Seller"). Certain capitalized terms used in this Agreement have the meanings assigned to them in Section 10.1.

                                   RECITALS

         WHEREAS, Seller owns 1,000 shares of common stock, no par value, and 13,937,815 shares of Class A preferred stock, no par value, of Parent, constituting all of the issued and outstanding shares of capital stock of Parent (such shares being referred to herein collectively as the "Shares"); and

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Shares, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I

                          PURCHASE AND SALE OF SHARES

         1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined herein), Seller shall sell, assign, convey and transfer the Shares, free and clear of all Liens (as defined herein), to Purchaser, and Purchaser shall purchase and acquire the Shares from Seller.

         1.2 Purchase Price; Payment. At the Closing and subject to the terms and conditions set forth in this Agreement, in consideration for the sale, assignment, transfer and delivery of the Shares, Purchaser shall pay to Seller an aggregate purchase price consisting of (i) $67,000,000 to be paid in cash (the "Cash Consideration"), as reduced by the amount of the Cash Consideration Adjustment (as defined herein) and subject to the withholding requirement set forth in Section 6.9(c) herein; (ii) a note substantially in the form attached hereto as Exhibit A (the "Note") in the principal amount of $7,000,000; (iii) 833,333 shares of common stock, par value $0.01 per share, of Purchaser (the "Purchaser Shares"); and (iv) $4,000,000 (the "Non-Competition Agreement Payment") to be paid pursuant to and in accordance with the Non-Competition Agreement by and among Seller and Purchaser substantially in the form attached hereto as Exhibit B (the "Non-Competition Agreement"). The Cash Consideration (as adjusted), Note, Purchaser Shares and Non-Competition Payment are collectively referred to as the "Purchase Price."

         1.3 Cash Consideration Adjustment.

                  (a) Not less than three (3) business days prior to the Closing Date (as defined herein), Seller shall cause Parent to prepare and deliver to Purchaser (i) an estimated statement of the Net Assets (as defined herein) of the Companies that fairly presents the assets and liabilities of the Companies on a consolidated basis as of the close of business on the Closing Date (the "Estimated Net Assets Statement") to be prepared in good faith in conformity with GAAP applied on a basis consistent with the Combined Group Financial Statements (as defined herein) and (ii) a certificate as to the preparation of the Estimated Net Assets Statement executed by the Chief Executive Officer and Chief Financial Officer of each of the Companies. Purchaser and its representatives shall have full access to all relevant books and records and employees of the Companies in connection with Parent's preparation, and Purchaser's review, of the Estimated Net Assets Statement. The term "Net Assets" means (i) cash and cash equivalents, trade accounts receivable (net of allowance for doubtful accounts) and receivables relating to equipment sales not to exceed $30,000, inventory (net of valuation allowances and allowances for excess and obsolete inventory) and prepaid expenses and deposits (including prepaid income Taxes, but excluding Seller Transaction Fees) of the Companies on a consolidated basis less (ii) the accounts payable, accrued expenses (including income Taxes payable and accrued transaction expenses) of the Companies on a consolidated basis, in the case of each of the foregoing clauses (i) and (ii), determined in accordance with GAAP consistently applied using the same accounting principles, procedures and methods that were used to prepare the Combined Group Financial Statements plus
(iii) receivables for rebates from raw material vendors (the "Cash Rebate Receivables") which have not been received as of the Closing Date, provided that the Cash Rebate Receivables shall only include rebates which (1) have been earned with respect to purchases of raw material received by Papercon at any of its manufacturing locations prior to the Closing Date, (2) are fully earned based on such purchases and receipts, (3) are required to be paid in cash or pursuant to a credit memo that can be currently applied, (4) are received in cash within sixty (60) calendar days of the end of the current fiscal year or pursuant to a credit memo that can be applied within sixty (60) calendar days of the end of the current fiscal year, (5) are with respect to purchases of materials which are of a nature and amount consistent with the ordinary course of business consistent with past practice, (6) are earned pursuant to fully executed written rebate agreements entered into prior to April 5, 2004, which agreements have not been entered into in connection with or in anticipation of the consummation of transactions contemplated by this Agreement, and (7) are not otherwise included in Net Assets.

                  (b) The term "Cash Consideration Adjustment" shall mean:

                           (i) if the Net Assets as reflected on the Estimated
                  Net Assets Statement (the "Estimated Net Assets") are less than $33,500,000 (the "Net Assets Target"), an amount equal to the difference obtained by subtracting (x) the amount of the Estimated Net Assets from (y) the Net Assets Target; or

                           (ii) if the Estimated Net Assets are greater than
                  the Net Assets Target, an amount equal to $0.

         1.4 Net Assets Adjustment; Closing Cash Adjustment.

                  (a) As soon as practicable (but not later than sixty (60) calendar days) following the Closing Date, Purchaser shall prepare and deliver to Seller a statement (the "Closing Net Assets Statement") setting forth the Net Assets of the Companies as of the close of business on the Closing Date.

                  (b) After receipt of the Closing Net Assets Statement, Seller shall have thirty (30) calendar days to review it. Unless Seller delivers written notice (the "Objection Notice") to Purchaser on or prior to the thirtieth (30th) calendar day after receipt of the Closing Net Assets Statement of his disagreement as to any amount included in or omitted from the Closing Net Assets Statement specifying in reasonable detail the basis for his disagreement, Seller shall be deemed to have accepted and agreed to the Closing Net Assets Statement. If Seller so notifies Purchaser of such an objection to the Closing Net Assets Statement, Seller and Purchaser shall within thirty (30) calendar days following the date of such notice (the "Resolution Period") attempt to resolve their differences. Any resolution by them as to any disputed amount shall be final, binding, conclusive and nonappealable.

                  (c) If at the conclusion of the Resolution Period there are amounts still remaining in dispute, then all amounts remaining in dispute shall be submitted to an independent nationally recognized public accounting firm reasonably acceptable to Purchaser and Seller (the "Independent Auditor"). The Independent Auditor shall act as an arbitrator to determine, based solely on presentations by Purchaser and Seller, and not by independent review, only those amounts still in dispute. The Independent Auditor's determination shall be made within thirty (30) calendar days of its engagement, shall be set forth in a written statement delivered to Purchaser and Seller and shall be final, binding and conclusive. The fees and expenses of the Independent Auditor shall be allocated equally between Purchaser and Seller. The term "Final Closing Net Assets Statement" means the definitive Closing Net Assets Statement accepted by Seller or agreed to by Purchaser and Seller in accordance with Section 1.4(b) or the definitive Closing Net Assets Statement resulting from the determinations made by the Independent Auditor in accordance with this Section 1.4(c) (in addition to those items theretofore accepted by Seller or agreed to by Purchaser and Seller).

                  (d) Within three (3) calendar days of the determination of the Final Closing Net Assets Statement:

                           (i) if the Estimated Net Assets were greater than
                  the Net Assets Target and the Net Assets set forth on the Final Closing Net Assets Statement (the "Final Net Assets") are less than the Net Assets Target, then Seller shall pay to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, an amount equal to the difference between the Net Assets Target and the Final Net Assets; and

                           (ii) if the Estimated Net Assets were greater than
                  the Net Assets Target and the Final Net Assets are greater than the Net Assets Target, there shall be no payments made by Seller or Purchaser in respect of any Net Assets adjustment pursuant to this Section 1.4; and

                           (iii) if the Estimated Net Assets were less than
                  the Net Assets Target and the Final Net Assets are less than the Estimated Net Assets, Seller shall pay to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, an amount equal to the difference between the Estimated Net Assets and the Final Net Assets; and

                           (iv) if the Estimated Net Assets were less than the
                  Net Assets Target and the Final Net Assets are greater than the Estimated Net Assets, Purchaser shall pay to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the difference between the Final Net Assets and the Estimated Net Assets (the "Net Assets Excess"); provided, however, that in no event shall the Net Assets Excess exceed the amount of the Cash Consideration Adjustment.

         1.5 Tax and Accounting Treatment. The parties hereto acknowledge and agree that the purchase of Shares contemplated hereby shall be treated for accounting purposes as a purchase. The parties also acknowledge and agree that the purchase of Shares is intended to be a taxable transaction and to constitute a "qualified stock purchase" within the meaning of Section 338(d)(3) of the Code.

                                  ARTICLE II

                                    CLOSING

         2.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Suite 2100, Chicago, Illinois, at 10 a.m. local time on the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof or such other place and time as the parties may otherwise agree, and the date of the Closing is referred to herein as the "Closing Date").

         2.2 Deliveries at the Closing.

                  (a) Deliveries by Seller and the Companies to Purchaser. At or prior to the Closing, each of Seller and the Companies shall deliver or cause to be delivered to Purchaser the following:

                           (i) the documents required to be delivered by
                  Seller and the Companies pursuant to Articles VI and VII;

                           (ii) stock certificates representing all of the
                  Shares, with stock transfer powers duly endorsed in blank and in a form for transfer to Purchaser;

                           (iii) an executed copy of the Note;

                           (iv) an executed copy of the Lease by and between
                  GHGA Properties, L.P., a Georgia limited partnership ("Landlord"), all of the limited partnership interests of which are owned by Seller and of which the general partner is GHGA Management, Inc. ("Transferred Sub"), a Georgia corporation and wholly-owned subsidiary of GMG, and Parent substantially in the form attached hereto as Exhibit C (the "Lease");

                           (v) an executed copy of the Non-Competition
                  Agreement;

                           (vi) an executed copy of the Registration Rights
                  Agreement by and between Seller and Purchaser substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement");

                           (vii) a release by Seller and such of his
                  Affiliates as may be designated by Purchaser in substantially the form attached hereto as Exhibit E;

                           (viii) an executed copy of the Intercreditor
                  Agreement by and between Bank of America, N.A. and Seller in substantially the form attached hereto as Exhibit F;

                           (ix) all of the books and records relating to the
                  Companies;

                           (x) a certification of non-foreign status for
                  Seller in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder;

                           (xi) any other certifications which may be required
                  under applicable law stating that no Taxes are due to any taxing authority for which Purchaser could have liability to withhold and pay with respect to the transfer of the Shares to Purchaser pursuant to this Agreement, except as otherwise provided in Section 6.9(c); and

                           (xii) all other documents, certificates,
                  instruments and writings required to be delivered by any of Seller or the Companies at or prior to the Closing pursuant to this Agreement or otherwise required or reasonably requested by Purchaser in connection herewith.

                  (b) Deliveries by Purchaser to Seller. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

                           (i) the documents required to be delivered by
                  Purchaser pursuant to Articles VI and VIII;

                           (ii) the Cash Consideration less the Cash
                  Consideration Adjustment;

                           (iii) stock certificates issued in the name of
                  Seller and dated as of the Closing Date representing the Purchaser Shares;

                           (iv) an executed copy of the Note;

                           (v) an executed copy of the Lease;

                           (vi) an executed copy of the Guaranty issued by
                  Purchaser in connection with the Lease;

                           (vii) an executed copy of the Non-Competition
                  Agreement;

                           (viii) an executed copy of the Registration Rights
                  Agreement; and

                           (ix) all other documents, certificates, instruments
                  and writings required to be delivered by Purchaser at or prior to the Closing pursuant to this Agreement or otherwise required or reasonably requested by Seller in connection herewith.

                                 ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANIES

         As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and each of the Companies jointly and severally make the following representations and warranties to Purchaser as of the date of this Agreement (or if made as of a specific date, as of such date) and as of the Closing Date:

         3.1 Corporate Status. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Companies has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. None of the Companies is required to qualify to do business as a foreign corporation in any jurisdiction in which it is not so qualified. Each of the Companies has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Companies.

         3.2 Power and Authority. Each of the Companies has all power and authority necessary to execute and deliver this Agreement, to perform its respective obligations hereunder, and to consummate the transactions contemplated hereby. Each of the Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder, and the consummation of the transactions contemplated hereby. Seller has the requisite competence and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 Enforceability. This Agreement has been duly executed and delivered by each of Seller and the Companies and, assuming due and valid authorization, execution and delivery by Purchaser, constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 Capitalization. Schedule 3.4 sets forth with respect to each of the Companies, (a) the number of authorized shares of each class of its capital stock and (b) the number of issued and outstanding shares of each class of its capital stock. All of the issued and outstanding shares of capital stock of each such entity: (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state, provincial, territorial and United States and Canadian federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of the Companies and no such rights arise by virtue of or in connection with the transactions contemplated hereby; there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any of the Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Companies; there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Companies; and none of the Companies is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 Shareholders of the Companies and the Transferred Sub. Seller owns all of the outstanding shares of capital stock of Parent. Parent owns all of the outstanding shares of capital stock of GMG. GMG owns all of the outstanding shares of capital stock of Papercon. As of the date of this Agreement, GMG owns all of the outstanding shares of capital stock of Transferred Sub. All of the shares referred to in this Section 3.5 are owned by the applicable shareholders free and clear of all Liens.

         3.6 Subsidiaries. Other than GMG, Papercon and the Transferred Sub, Parent does not own, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other entity. Other than the Transferred Sub, neither GMG nor Papercon owns, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other entity.

         3.7 Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments to be executed and delivered by Seller to Purchaser at the Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, and will effectively vest in Purchaser good, valid and marketable title to all the Shares pursuant to and as contemplated by this Agreement free and clear of all Liens.

         3.8 No Violation. Except for any approvals or consents required with respect to those Material Contracts (as defined in Section 3.25) expressly identified on Schedule 3.25 as requiring the consents of third parties, the execution and delivery of this Agreement by Seller and the Companies, the performance by such parties of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the Certificate or Articles of Incorporation, Bylaws or other organizational or governing document of any such parties, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any such parties, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against any such parties, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of any such parties, (v) give to any individual or entity a right or claim against any such parties or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (a) any applicable filings required under the HSR Act, Competition Act and any other federal, state and foreign laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition ("Competition Law") by the Companies, Seller and Purchaser, and (b) any SEC and other filings required to be made by Purchaser.

         3.9 Records. The copies of the Certificate or Articles of Incorporation, Bylaws or other organizational or governing documents and other documents and agreements of each of the Companies that were provided to Purchaser are true, accurate, and complete and reflect all amendments made through the date of this Agreement. All accounts, books, ledgers and official and other records of each of the Companies are accurate and complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The capital stock ledgers of each of the Companies, as previously made available to Purchaser, contain accurate and complete records of all issuances, transfers and cancellations of capital stock of each of the Companies.

         3.10 Financial Statements.

                  (a) Set forth on Schedule 3.10(a) hereto are true and complete copies of the audited balance sheets of GMG, Papercon and the Transferred Sub (collectively, the "Combined Group") on a consolidated basis and the audited income statements and audited statements of cash flows of the Combined Group on a consolidated basis as at and for the years ended December 31, 2003, December 29, 2002 and December 30, 2001 (together with the balance sheets previously referred to in this Section 3.10(a), the "Combined Group Financial Statements"). The Combined Group Financial Statements have been prepared in accordance with GAAP (as defined herein), consistently applied, and fairly present the financial condition and results of operations of the Combined Group as at the dates and for the periods indicated and reflect all adjustments necessary for a fair presentation of the financial information contained therein.

                  (b) Set forth on Schedule 3.10(b) hereto are true and complete copies of the balance sheets of the Combined Group on a consolidated basis and the income statements and statements of cash flows of the Combined Group on a consolidated basis as at and for the six month period ended June 30, 2004 (together with the balance sheets previously referred to in this Section 3.10(b), the "Interim Combined Group Financial Statements"). Except for the fact that the Interim Combined Group Financial Statements are subject to normal recurring year-end adjustments consistent with past practices (which in the aggregate are not material) and do not contain footnotes and as set forth on Schedule 3.10(b) hereto, the Interim Combined Group Financial Statements have been prepared in accordance with GAAP, consistently applied, and fairly present the financial condition and results of operations of the Combined Group as at the date and for the period indicated and reflect all adjustments necessary for a fair presentation of the financial information contained therein.

                  (c) Set forth on Schedule 3.10(c)(i) hereto are true and complete copies of the compiled balance sheets of Parent and the compiled income statements and compiled statement of cash flows of Parent as at and for the years ended December 31, 2003, December 31, 2002 and December 31, 2001 (together with the balance sheets previously referred to in this Section 3.10(c), the "Parent Financial Statements"). Except as set forth on Schedule 3.10(c)(ii) hereto, the Parent Financial Statements have been prepared in accordance with GAAP, consistently applied, and fairly present the financial condition and results of operations of Parent as at the dates and for the periods indicated and reflect all adjustments necessary for a fair presentation of the financial information contained therein.

                  (d) Set forth on Schedule 3.10(d)(i) hereto are true and complete copies of the compiled balance sheets of Parent and the compiled income statements and compiled statement of cash flows of Parent as at and for the six month period ended June 30, 2004 (together with the balance sheets previously referred to in this Section 3.10(d), the "Interim Parent Financial Statements" and, together with the Interim Combined Group Financial Statements, the "Interim Financial Statements"). Except for the fact that the Interim Parent Financial Statements are subject to normal recurring year-end adjustments consistent with past practices (which in the aggregate are not material) and do not contain footnotes and except as set forth on Schedule 3.10(d)(ii) hereto, the Interim Parent Financial Statements have been prepared in accordance with GAAP, consistently applied, and fairly present the financial condition and results of operations of Parent as at the date and for the period indicated and reflect all adjustments necessary for a fair presentation of the financial information contained therein. Schedule 3.10(d)(iii) hereto sets forth all of the assets and liabilities of Parent as of June 30, 2004.

                  (e) The books and records of the Companies and the Transferred Sub taken as a whole fully and fairly reflect all of their respective transactions, properties, assets and liabilities. Except as specifically noted therein, there are no material, special or non-recurring items of income or expense with respect to the Companies or the Transferred Sub during the periods covered by the financial statements referred to in paragraphs (a), (b), (c) and (d) of this Section 3.10 (the "Financial Statements"), and the balance sheets included in such financial statements do not reflect any write-up or revaluation increasing the book value of any assets of the Companies or the Transferred Sub, in each case except as specifically disclosed in such financial statements or in the notes or other attachments thereto. Except as specifically noted therein, the Financial Statements reflect all adjustments necessary for a fair presentation of the financial condition and results of operations of each of the Companies and the Transferred Sub except for normal, recurring year end adjustments consistent with past practices (which in the aggregate are not material).

                  (f) As of the Closing, there will be no outstanding Indebtedness of the Companies.

         3.11 Changes Since December 31, 2003. Except as set forth on Schedule
3.11 hereto, since December 31, 2003, except as expressly contemplated by the terms of this Agreement, none of the Companies nor the Transferred Sub has:

                  (a) issued, sold, pledged, disposed of, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest;

                  (b) declared, set aside, made, or paid any dividend or other distribution payable in cash, stock, property or otherwise, on or with respect to its capital stock or other securities or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock or other securities;

                  (c) sold, leased, licensed or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice;

                  (d) abandoned or failed to maintain any rights in Intellectual Property owned by or licensed to it;

                  (e) (i) acquired (including, without limitation, for cash or shares of capital stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or made any investment either by purchase of stock or securities, contributions of capital or property transfer or, except in the ordinary course of business consistent with past practice, purchased any property or assets of any other Person, (ii) made or obligated itself to make capital expenditures out of the ordinary course consistent with past practice, (iii) other than in the ordinary course consistent with past practice, incurred any obligations or liabilities including, without limitation, Indebtedness, (iv) issued any debt securities or assumed, guaranteed or endorsed or otherwise as an accommodation become responsible for, the obligations of any Person, or made any loans or advances,
(v) modified, terminated or entered into any Contract other than in the ordinary course of business consistent with past practice, or (vi) imposed any security interest or other Lien on any of its Assets other than in the ordinary course of business consistent with past practice;

                  (f) suffered any theft, damage, destruction or casualty loss, whether or not covered by insurance, in excess of $100,000 in the aggregate;

                  (g) suffered any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the working capital, consolidated financial condition, businesses, results of operations or prospects of the Companies;

                  (h) waived, canceled, compromised or released any rights other than in the ordinary course of business consistent with past practice;

                  (i) increased the compensation payable or to become payable to its employees, officers or directors or granted any bonus, severance or termination pay to, or entered into any bonus, employment, change of control or severance agreement with, any of its managers, officers, or employees, or established, adopted, entered into or amended or taken any action to accelerate any rights or benefits with respect to any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any managers, officers or employees;

                  (j) made any loans to any of its officers, directors, employees, affiliates, agents or consultants or made any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to an Employee Benefit Plan (as defined herein) or otherwise;

                  (k) conducted any operations or adopted any policies other than in the ordinary course of business consistent with past practice;

                  (l) taken any action with respect to accounting policies or procedures or made any adjustment to its books and records other than in the ordinary course of business and in a manner consistent with past practices;

                  (m) paid, discharged or satisfied any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice;

                  (n) delayed paying any account payable beyond the date on which it is due and payable except to the extent being contested in good faith;

                  (o) entered into any transaction with Seller or any of his Affiliates;

                  (p) made or pledged any charitable contributions in excess of $5,000 in the aggregate; or

                  (q) agreed, in writing or otherwise, to do or authorized any of the foregoing.

         3.12 Liabilities.

                  (a) None of the Companies or the Transferred Sub has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except:

                           (i) to the extent reflected on its Interim
                  Financial Statement and not heretofore paid or discharged;

                           (ii) liabilities incurred in the ordinary course of
                  business consistent with past practice since the date of its Interim Financial Statement which, individually and in the aggregate, are not material and are of the same character and nature as the obligations, duties and liabilities set forth on its Interim Financial Statement; and

                           (iii) liabilities incurred in the ordinary course
                  of business prior to June 30, 2004 which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material.

                  (b) Schedule 3.12(b) lists the account numbers and names of each bank, broker or other depository institution at which any of the Companies maintains a depository account, and the names of all persons authorized to withdraw funds from each such account.

         3.13 Litigation. Except as set forth on Schedule 3.13, there is no action, suit or other legal or administrative proceeding or governmental investigation pending or, to the knowledge of the Companies, the Transferred Sub or Seller, threatened, anticipated or contemplated (i) against, by or affecting the Companies, the Transferred Sub or Seller, or their properties or assets or the Leased Premises, or (ii) which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any of the Companies or the Transferred Sub is or was a party or with respect to the Leased Premises which have not been complied with in full or which continue to impose any obligations on the Companies, the Transferred Sub or the Leased Premises.

         3.14 Environmental Matters.

                  (a) The Companies, the Transferred Sub and Seller are and have at all times been in full compliance with all Environmental Laws (as defined herein) governing the Companies' and the Transferred Sub's businesses, operations, properties, assets and the Leased Premises, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances (each, as defined herein); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the use by the Companies and the Transferred Sub of the Leased Premises; and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters or notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively "Proceedings") pending or, to the knowledge of the Companies or Seller, threatened against or involving the Companies, the Transferred Sub or their businesses, operations, properties or assets (including the Leased Premises) issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Companies or the Transferred Sub thereunder in connection with, related to or arising out of the use by the Companies or the Transferred Sub of the Leased Premises, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any material obligation, burden or continuing liability on Purchaser or the Companies in the event that the transactions contemplated by this Agreement are consummated.

                  (c) None of the Companies, the Transferred Sub or Seller (or their respective Affiliates) have at any time Discharged, nor have they at any time allowed or arranged for any third party to Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any parcel of real property owned, used or leased at any time by the Companies or the Transferred Sub (including, without limitation, the Leased Premises), except in compliance with applicable Environmental Laws; or (iii) any site which, pursuant to CERCLA or any similar Canadian or state law, has been placed on the National Priorities List or its Canadian or state equivalent, or as to which the Environmental Protection Agency, Environment Canada or any relevant Canadian or state agency has notified the Companies, the Transferred Sub or Seller that it has proposed or is proposing to place on the National Priorities List or its Canadian or state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or directly beneath the surface of any real property owned or leased at any time by the Companies or the Transferred Sub, including, without limitation, the Leased Premises. There has been no Discharge from or rupture of any Aboveground Storage Tanks or Underground Storage Tanks.

                  (d) Schedule 3.14(d) identifies (i) all environmental audits, assessments or occupational health studies undertaken during the prior five (5) years by any Governmental Authority, the Companies, the Transferred Sub or Seller or their respective Affiliates or their respective agents or representatives, or any third party, relating to or affecting the Leased Premises; (ii) all ground, water, soil, air or asbestos monitoring undertaken by the Companies, the Transferred Sub or Seller or their respective agents or representatives or undertaken by any Governmental Authority or any third party, relating to or affecting the real property owned or leased at any time by the Companies or the Transferred Sub, including the Leased Premises; (iii) all written communications between the Companies, the Transferred Sub or Seller, on the one hand, and any Governmental Authority, on the other hand, arising under or relative to Environmental Laws, including, but not limited to, all Notices issued to the Companies, the Transferred Sub or Seller (or their respective Affiliates) and pertaining to the Leased Premises; and (iv) all outstanding citations issued under OSHA or its Canadian equivalent, or similar United States or Canadian federal, state, provincial, local or foreign statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees, relating to or affecting the Companies, the Transferred Sub or any real property owned or leased at any time by the Companies or the Transferred Sub, including, without limitation, the Leased Premises.

                  (e) For purposes of this Section, the following terms shall have the meanings ascribed to them below:

         "Aboveground Storage Tank" shall have the meaning ascribed to such term in RCRA, or any applicable Canadian, state, provincial or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

         "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

         "Environmental Laws" means all United States and Canadian federal, state, provincial, regional, local or foreign statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, or similar laws, whether currently in existence or hereafter enacted, issued, or promulgated, any of which govern, purport to govern, or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, waste disposal, hazardous or toxic substances, solid or hazardous waste, occupational, health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, ordinances, plans, injunctions, decrees, rulings, licenses, and changes thereto, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986 (herein, collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984 (herein, collectively, "RCRA"); the Hazardous Materials Transportation Act, as amended the Clean Water Act, as amended; the Clean Air Act, as amended; the Toxic Substances Control Act, as amended; the Occupational Safety and Health Act of 1970, as amended, ("OSHA") and the Canadian Environmental Protection Act, as amended ("CEPA").

         "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.

         "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

         "Licenses" means, for purposes of this Section 3.14 only, all licenses, certificates, permits, approvals, decrees and registrations required under the Environmental Laws.

         "Underground Storage Tank" shall have the meaning ascribed to such term in RCRA, or any applicable Canadian, state, provincial or local statute, law, ordinance, code, rule, regulation, order, ruling or decree governing Underground Storage Tanks.

         3.15 Real Estate.

                  (a) None of the Companies currently owns, nor has any of the Companies ever owned, any real property or any interest therein and the Leased Premises is the only real property used in connection with the operations of the Companies. A true and complete copy of each lease (including any amendments, restatements, modifications, supplements or other revisions thereto, if any) with respect to the Leased Premises (collectively, the "Leased Premises Leases") has heretofore been delivered to Purchaser. Each Leased Premises Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Leased Premises Lease is free and clear of all Liens. There are no existing defaults by the Companies under any of the Leased Premises Leases. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Leased Premises Lease. None of the Companies, the Transferred Sub or Seller has received notice, or has any other any reason to believe, that any lessor under any Leased Premises Lease will not consent (where such consent is necessary) to the consummation of the transactions contemplated hereby without requiring any modification of the rights or obligations of the lessee thereunder.

                  (b) Except as set forth on Schedule 3.15(b), neither Seller nor any of his Affiliates own any real property or interest therein (including, without limitation, any option or other right or obligation to purchase any real property or any interest therein) which is contiguous to, adjacent to, or otherwise located within a five (5) mile radius of any boundary of the Leased Premises.

                  (c) With respect to each parcel of the Leased Premises, (i) there are no pending or, to the knowledge of the Companies or Seller, threatened condemnation proceedings, suits or administrative actions relating to any such parcel or other matters affecting adversely the current use, occupancy or value thereof, (ii) neither the Companies nor Seller have entered into any outstanding contract for construction on any such parcel, (iii) no materials have been furnished and no services have been rendered with respect to any such parcel or any portion thereof which might give rise to mechanic's, materialman's or other liens against such property or any portion thereof,
(iv) all improvements, buildings and systems on any such parcel are structurally sound with no known defects and are in the same condition and repair as the Companies have historically maintained in their operations, are adequate for the uses to which they are being put and are safe for their current occupancy and use, (v) except as set forth on Schedule 3.25, there are no Contracts to which any of the Companies or the Transferred Sub are a party relating to service, management or similar matters which affect any such parcel, (vi) without qualification with respect to the Atlanta Properties and to the knowledge of the Companies and Seller with respect to the Leased Premises other than the Atlanta Properties, the buildings and improvements located on each such parcel are located within the boundary lines of such parcel and are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and no such parcel or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval, regulation or restrictions by any Governmental Authority, and do not encroach on any easement which may burden the land, (vii) the land does not serve any adjoining property for any purpose inconsistent with the use of the land,
(viii) no such parcel is located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained, (ix) all facilities located on each such parcel have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership, operation or use thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations, (x) there are no Contracts granting to any party or parties the right of use or occupancy of any such parcel, and there are no parties (other than the Companies) in possession of any such parcel, (xi) without qualification with respect to the Atlanta Properties and to the knowledge of the Companies and Seller with respect to the Leased Premises other than the Atlanta Properties, there are no outstanding options or rights of first refusal or similar rights to purchase any such parcel or any portion thereof or interest therein and (xii) all facilities located on each such parcel are supplied with utilities and other services necessary for their ownership, operation or use, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting each such parcel.

         3.16 Good Title to and Condition of Assets.

                  (a) Each of the Companies has good and marketable title to all of its owned Assets, free and clear of any Liens, other than Liens in the ordinary course of business and such Liens as are described on Schedule 3.16(a). For purposes of this Agreement, the term "Assets" means all of the properties and assets of any nature owned or used by the Companies.

                  (b) The plants, structures and equipment owned or used by the Companies and the Transferred Sub are structurally sound with no known defects and are in the same condition and repair as the Companies have historically maintained in their operations and are adequate for the uses to which they are being put. None of such plants, structures or equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The roof of each such structure is watertight and in good repair and condition. None of the Companies, the Transferred Sub or Seller has received notification that it is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect of their operations or the Leased Premises.

         3.17 Compliance with Laws. The Companies, the Transferred Sub and Seller and their respective Affiliates have been in compliance with all laws, regulations and orders applicable to their businesses and operations (as conducted by them now and in the past), the Leased Premises and any other properties and assets owned or used by them now or in the past. Neither the Companies nor Seller have been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

         3.18 Labor and Employment Matters.

                  (a) None of the Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union prior to the date of this Agreement organizing any employees of the Companies into one or more collective bargaining units. There is not now, and there has not been prior to the date of this Agreement, any actual or threatened labor dispute, strike or work stoppage which affects or which may affect the businesses of the Companies or which may interfere with their continued operations. None of the Companies, nor any employee, agent or representative thereof, have since the date of incorporation or formation committed any unfair labor practice as defined in the National Labor Relations Act, as amended, or its Canadian equivalent and there is no pending or threatened charge or complaint against the Companies by or with the National Labor Relations Board or its Canadian equivalent or any representative thereof.

                  (b) Since the enactment of the WARN Act, (i) none of the Companies has effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Companies, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of the Companies, (iii) none of the Companies has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, provincial, local or foreign law or regulation and (iv) none of the Companies' employees has suffered an "employment loss" (as defined in the WARN Act) during the six-month period prior to the date hereof.

         3.19 Employee Benefit Plans.

                  (a) Schedule 3.19 contains a true and complete list of each deferred compensation and each incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of ERISA); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, consulting, termination, severance or change in control agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any of the Companies or by any trade or business, whether or not incorporated, that together with the any of the Companies would be deemed a "single employer" within the meaning of section 4001(b) of ERISA (an "ERISA Affiliate"), or to which any of the Companies or an ERISA Affiliate is party, whether written or oral, for the benefit of any current or former employee, director or consultant of the Companies or any ERISA Affiliate (the "Employee Benefit Plans").

                  (b) With respect to each Employee Benefit Plan, the Companies have delivered to Purchaser true and complete copies of the Employee Benefit Plan and any amendments thereto, any related trust or other funding vehicle, any annual reports or summaries required under ERISA or the Code, any contracts relating to any Employee Benefit Plan and the most recent determination letter received from the Internal Revenue Service with respect to each Employee Benefit Plan intended to qualify under Section 401 of the Code.

                  (c) At no time has any of the Companies or any ERISA Affiliate ever maintained, established, sponsored, participated in or contributed to any Employee Benefit Plan that is subject to Title IV of ERISA.

                  (d) At no time has any of the Companies or any ERISA Affiliate ever contributed to or been requested to contribute to any "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA.

                  (e) There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Benefit Plan. Each Employee Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, and each Employee Benefit Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code, and no event has occurred which would affect such qualified status. Each Employee Benefit Plan may be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without material liability to Purchaser. All contributions and premiums which the Companies or any ERISA Affiliate are required to pay under the terms f each of the Employee Benefit Plans have, to the extent due, been paid in full or properly recorded on the financial statements or records of the applicable Company or ERISA Affiliate.

                  (f) No Employee Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former employees, directors or consultants of the Companies or any ERISA Affiliate for periods extending beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law,
(B) death benefits under any "pension plan," or (C) benefits the full cost of which is borne by the current or former employee, director or consultant (or his beneficiary).

                  (g) No amounts payable under the Employee Benefit Plans could fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

                  (h) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
(A) entitle any current or former employee, director or consultant of the Companies or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, increase the amount of compensation due or otherwise enhance any benefit to such employee, director or consultant.

                  (i) There are no pending, threatened or anticipated claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits).

                  (j) Each Foreign Plan (as defined below) has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that applicable to such Foreign Plan. No Foreign Plan has unfunded liabilities, that as of the Closing Date, will not be fully offset by issuance or is fully and properly accrued on the financial statements or records of the applicable Company or ERISA Affiliate. Each Foreign Plan may be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without material liability to Purchaser.

                  (k) The Companies have no liabilities with respect to any misclassification of any Person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

                  (l) None of the Companies nor any ERISA Affiliate has, prior to the Closing Date and in any material respect, violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or the Health Insurance Portability Accountability Act of 1996, as amended, or any similar provision of state law applicable to their employees.

                  (m) The Companies have provided Purchaser with complete copies of the files pertaining to the IRS Voluntary Compliance Resolution Program for the Papercon, Inc. Profit Sharing Retirement Plan (the "VCR Program"), including, but not limited to, any closing letter or agreement, and have performed any and all acts required to correct the defects identified in the VCR Program.

         3.20 Tax Matters. Except as set forth on Schedule 3.20 hereto:

                  (a) all Tax Returns (as defined herein) required to be filed with respect to the Companies, or any of their income, properties, franchises or operations have, in each case, been timely filed (after giving effect to any extensions); each such Tax Return has been prepared in compliance with all applicable laws and regulations; and all such Tax Returns are true, complete and accurate in all respects;

                  (b) all Taxes (as defined herein) due and payable by or with respect to any of the Companies have been paid;

                  (c) with respect to each taxable period of any of the Companies, other than taxable periods ending December 31, 2001, 2002 and 2003, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by any relevant taxing authority;

                  (d) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed or reassessed in writing by any taxing authority against any of the Companies;

                  (e) there is no action, suit, taxing authority proceeding, or audit or claim for refund regarding Taxes now in progress, pending or, to the knowledge of the Companies, Seller or Landlord threatened against or with respect to any of the Companies;

                  (f) there are no Liens for Taxes (other than for current Taxes not yet due and payable) on any of the Assets of any of the Companies;

                  (g) none of the Companies:

                           (i) has any pending consent to extend the time in
                  which any Taxes may be assessed or collected by any taxing authority;

                           (ii) has requested or been granted an extension of
                  the time for filing any Tax Return to a date later than the Closing;

                           (iii) will be required (A) as a result of a change
                  in method of accounting for a taxable period ending on or prior to the Closing, to include any adjustment under
                  Section 481(c) of the Code (or any corresponding Canadian, state, provincial, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing or (B) as a result of any closing agreement, as described in Section 7121 of the Code (or any corresponding provision of Canadian, state, provincial, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing;

                           (iv) is or has been (or is required to be) a member
                  of an affiliated group (as defined in Section 1504 of the Code) or has filed or been included in a combined, consolidated or unitary income Tax Return;

                           (v) is a party to or bound by any tax allocation or
                  tax sharing agreement or has any current or potential liability for taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any corresponding provision of Canadian, state, provincial, local or foreign tax law), as a transferee or successor, by contract or otherwise;

                           (vi) has made any payment and none is or will
                  become obligated (under any contract entered into on or before the Closing) to make any payments that will be non-deductible under Section 280G of the Code (or any corresponding provision of Canadian, state, provincial, local or foreign law);

                           (vii) is or has been a United State real property
                  holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of Canadian, state, provincial, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of Canadian, state, provincial, local or foreign law);

                           (viii) has ever been subject to a written claim
                  made by a taxing authority in a jurisdiction in which the Companies do not file Tax Returns that any of the Companies is or may be subject to Taxes assessed by such jurisdiction; and

                           (ix) has any permanent establishment in any foreign
                  country, as defined in the relevant tax treaty between the United States of America and such foreign country, except for Parent.

                  (h) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Companies for the past three years have been furnished or made available to Purchaser;

                  (i) no facts exist that would give rise to an obligation of any Company to pay any Taxes for the period ending at the Closing or for any period for which a Tax Return has not been filed, other than those Taxes reflected or accrued on the books and records of the Companies;

                  (j) no sales or use tax will be payable by the Companies, Purchaser or any transferee as a result of the transactions contemplated hereby, and there will be no non-recurring intangible tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) as a result of this transaction;

                  (k) no power of attorney currently in force with respect to tax matters has been executed that could affect any of the Companies in any period beginning after the Closing;

                  (l) Seller is not a foreign person within the meaning of
Section 1445 of the Code; and

                  (m) there are no circumstances existing which could result in the application of any of sections 78 to 80.04 of the Income Tax Act (Canada) or any equivalent provincial tax legislation to any of the Companies.

         3.21 Insurance. Each of the Companies is covered by valid, outstanding enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities, including any insurance policies that the Companies are required to obtain under any of the Leased Premises Leases (the "Insurance Policies"). A true and complete list of all Insurance Policies is set forth on Schedule 3.21(a). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing. The Companies have complied with the provisions of such Insurance Policies applicable to them, and have provided Purchaser copies of all Insurance Policies and all amendments and riders thereto. There are no pending claims under any of the Insurance Policies, including any claim for loss or damage to the properties, assets or business of the Companies. None of the Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder. Furthermore, (a) none of the Companies, the Transferred Sub or Seller has received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) none of the Companies, the Transferred Sub or Seller has received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to the Companies in the future on substantially the same terms as now in effect and (c) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting the Companies. Except for claims made in the ordinary course of business by employees covered by Papercon's group health insurance plan, a true and complete list of all outstanding claims for medical expenses in excess of $10,000 made by or with respect to any employee of the Companies is set forth on Schedule 3.21(b).

         3.22 Licenses and Permits. The Companies possess all licenses, approvals, permits or authorizations from Governmental Authorities (collectively, the "Permits") required to be obtained for their businesses and operations. Schedule 3.22 sets forth a true, complete and accurate list of all such Permits or applications for such Permits, itemized for the Companies. All such Permits are valid and in full force and effect, each of the Companies is in compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement.

         3.23 Adequacy of the Assets; Relationships with Customers and Suppliers; Affiliated Transactions. The Assets and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Companies in the manner in which and to the extent to which such business is currently being conducted. Except as set forth on
Schedule 3.23 hereto, there has not been any material adverse change in the business relationship of the Companies with any customer who accounted for more than $1,000,000 of the Companies' sales (on a consolidated basis) during the period from June 1, 2003 to June 1, 2004, or any supplier from whom the Companies purchased more than $1,000,000 of goods or services (on a consolidated basis) which they purchased during the same period. To the knowledge of Seller and the Companies, the consummation of the transactions contemplated by this Agreement will not adversely affect any such relationships. Except as identified on Schedule 3.23 hereto, none of the Companies nor Seller has any direct or indirect ownership interest in any customer, supplier or competitor of the Companies or in any person from whom or to whom the Companies lease real or personal property. Except as identified on Schedule 3.23 hereto, no officer, director or shareholder of the Companies, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Companies or has any interest in any property used by the Companies.

         3.24 Intellectual Property.

                  (a) Each of the Companies owns or has legal right to use all trademarks, service marks, trade names, Internet domain names, copyrights, software databases, know-how, patents, trade secrets, licenses (including licenses for the use of computer programs), the names, likeness and biographical information of Real Persons and other intellectual property and proprietary rights (the "Intellectual Property") used in the conduct of its business, free and clear of all Liens. Schedule 3.24(a) sets forth a true and complete list of all patents and patent applications, trademark and service mark registrations and applications and material unregistered trademarks and service marks, Internet domain names, computer software, copyright registrations and applications and material unregistered copyrights owned, used or held for use in connection with the business of the Companies, together with all licenses and agreements related to the foregoing, whether any of the Companies is the licensee or licensor thereunder. The Company indicated on Schedule 3.24(a) as owning any Intellectual Property listed thereon is the sole beneficial and record owner of such Intellectual Property.

                  (b) The conduct of the business of the Companies in the manner currently conducted and as contemplated to be conducted does not infringe or otherwise violate any rights held or asserted by any Person and, to the knowledge of the Companies and Seller, no Person is infringing on any Intellectual Property owned, held or used by any of the Companies. No payments are required for the continued use of any Intellectual Property by the Companies, except as set forth in the license agreements on Schedule 3.24(b).

                  (c) No Intellectual Property owned, used or held for use by any of the Companies is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use or licensing thereof by any of the Companies. None of the Companies is a party to, or aware of, any proceeding challenging such Company's right to own, hold, or use any Intellectual Property, or the validity or enforceability of any Intellectual Property owned, held or used by any of the Companies. The Intellectual Property owned by the Companies, and to the knowledge of Seller and the Companies, used by any of the Companies, is subsisting, in full force and effect, valid and enforceable.

                  (d) Seller and the Companies take reasonable measures to protect the confidentiality of the Companies' trade secrets.

                  (e) No Affiliate or current or former partner, director, stockholder, officer or employee of Seller or the Companies will, after giving effect to the transactions contemplated hereby, own or retain any rights to use any of the Intellectual Property owned, used, or held for use by any of the Companies

                  (f) The consummation of the transactions contemplated herein will not result in the loss or impairment of any of the Companies' rights to own or use any Intellectual Property.

         3.25 Contracts. Schedule 3.25 sets forth a list of each Material Contract (as defined below) to which any of the Companies, the Transferred Sub or Seller (in the case of Material Contracts to which Seller is a party, those contracts that relate solely to the business of the Companies or the Transferred Sub), true, correct and complete copies of which have been provided to Purchaser. Schedule 3.25 identifies those Material Contracts that require the Consents of third parties to the transactions contemplated hereby. The copy of each Material Contract furnished to Purchaser is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. None of the Companies or the Transferred Sub has violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or modification of any Material Contract and no claims have been made or issued for breach or indemnification or notice of default or termination under any Material Contract. Each of the Material Contracts constitutes the legal, valid and binding obligation of the respective Company or the Transferred Sub that is a party to such Material Contract, each in accordance with its express terms. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Companies or the Transferred Sub under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. None of the Companies or the Transferred Sub is subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. The Companies are not subject to any Contract, decree or injunction that restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         As used in this Section 3.25, "Material Contracts" shall mean written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same;
(b) contracts obligating the Companies to provide or obtain products or services for a period of one year or more, excluding standard warranty contracts entered into in the ordinary course of its business without modification from the preprinted forms used by the Companies in the ordinary course of business, copies of which forms have been supplied to Purchaser; (c) leases of real property; (d) leases of personal property (other than those which individually provide for annual payments of less than $25,000 and which do not in the aggregate provide for payments in excess of $100,000); (e) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same (other than those which individually provide for annual payments of less than $25,000 and which do not in the aggregate provide for payments in excess of $100,000); (f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of the Companies; (g) any Intellectual Property license agreement to which any of the Companies is a party, whether as licensee or licensor thereunder (other than non-exclusive licenses for the use of commercially-available software which was acquired for a cost of less than $5,000) and any "consent to use","non-assertion", or other agreement restricting any of the Companies' ownership of rights to use Intellectual Property; (h) contracts relating to pending capital expenditures by the Companies; (i) contracts obligating the Companies to purchase parts, accessories, supplies, equipment, (other than those which individually provide for annual payments of less than $25,000 and which do not in the aggregate provide for payments in excess of $100,000); (j) any contracts obligating the Companies to make or receive payments in excess of $25,000, in the aggregate, over the remaining term of such contract; (k) any contracts, agreements or arrangements that entitle the Companies to rebates, discounts or incentives for the purchase of parts, accessories, supplies, equipment or other goods and services; and (l) all other Contracts or understandings which are material to the Companies or its businesses, assets or properties.

         3.26 Transferred Sub. The Transferred Sub was formed solely for the purpose of serving as general partner of Landlord. The Transferred Sub has not engaged in any business activities or conducted any operations other than in connection with the ownership and leasing of the Atlanta Properties. Except for its ownership interest in the Atlanta Properties, there are no Assets owned by the Transferred Sub that are used in, held for use or useful to the business of the Companies or otherwise. Except for the leases in connection with the Atlanta Properties, and other than the limited liability partnership agreement with Landlord, the Transferred Sub is not directly or indirectly a party to any contract, arrangement or understanding with any of the Companies or any third party.

         3.27 Casualties. Since December 31, 2003, none of the Companies or the Transferred Sub has been affected in any way as a result of flood, fire, explosion or other casualty (whether or not material and whether or not covered by insurance). None of the Companies, the Transferred Sub or Seller is aware of any circumstance which is likely to cause the Companies or the Transferred Sub to suffer any adverse change in its business, operations or prospects.

         3.28 Product Liability. There are not presently pending, or, to the knowledge of the Companies or Seller, threatened, and, to the knowledge of the Companies or Seller, there is no basis for, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged Defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Product manufactured, distributed or sold by or on behalf of the Companies. Neither the Companies nor Seller has extended to any of its customers any written, non-uniform product warranties, indemnifications or guarantees.

         3.29 Accounts Receivable. All accounts receivable of the Companies, whether reflected in the Financial Statements or otherwise, represent sales actually made in the ordinary course of business and are current and collectible net of any reserves shown in the Financial Statements.

         3.30 Disputed Accounts Payable. There are no unpaid invoices or bills representing amounts alleged to be owed by any of the Companies or the Transferred Sub, or other alleged obligations of any of the Companies or the Transferred Sub, which the respective Company or the Transferred Sub has disputed or determined to dispute or refuse to pay.

         3.31 Inventory. All of the inventories of the Companies, whether reflected in the Financial Statements or otherwise, consist of a quality and quantity usable and salable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality, all of which items have been written off or written down in the Financial Statements to fair market value or for which adequate reserves have been provided therein. All inventories not written off have been priced at the lower of cost or market. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Companies. All work in process and finished goods inventory held by the Companies is free of any Defect or other deficiency.

         3.32 Cash Rebate Receivables. All Cash Rebate Receivables, whether reflected in the Financial Statements or otherwise, represent rebates which
(1) have been earned with respect to purchases of raw material received by Papercon at any of its manufacturing locations prior to the Closing Date, (2) are fully earned based on such purchases and receipts, (3) are required to be paid in cash or pursuant to a credit memo that can be currently applied, (4) will be received in cash within sixty (60) calendar days of the end of the current fiscal year or pursuant to a credit memo that can be applied within sixty (60) calendar days of the end of the current fiscal year, (5) are with respect to purchases of materials which are of a nature and amount consistent with the ordinary course of business consistent with past practice, (6) are earned pursuant to fully executed written rebate agreements entered into prior to April 5, 2004, which agreements have not been entered into in connection with or in anticipation of the consummation of transactions contemplated by this Agreement, and (7) are not otherwise included in Net Assets; provided, however, that Seller shall not be liable for any violation of this Section
3.32 to the extent that such violation resulted from Purchaser's or the Companies' material alteration of Papercon's relationship with any of its suppliers to whom the Cash Rebate Receivables relate, as in effect as of the Closing, during the period following the Closing until the end of the current fiscal year.

         3.33 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to Purchaser or its representatives by the Companies or Seller, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Seller has not failed to disclose to Purchaser any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Companies or the Transferred Sub. Seller has provided, or has caused the Companies to provide, Purchaser with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.34 No Commissions. Neither the Companies nor Seller have incurred or will incur any obligation for a finder's, broker's or agent's fee or commission or similar consideration in connection with the transactions contemplated hereby.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                 OF PURCHASER

         As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser makes the following representations and warranties to Seller as of the date of this Agreement (or if made as of a specific date, as of such date) and as of the Closing Date:

         4.1 Corporate Status. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Purchaser.

         4.2 Corporate Power and Authority. Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         4.3 Enforceability. This Agreement has been duly executed and delivered by Purchaser and, assuming due and valid authorization, execution and delivery by Seller and the Companies, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 No Violation. Except as set forth on Schedule 4.4, the execution and delivery of this Agreement by Purchaser, the performance by it of its obligations hereunder and the consummation of the transactions contemplated by this Agreement will not (i) contravene any provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Purchaser,
(iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Purchaser, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Purchaser, (v) give to any individual or entity a right or claim against Purchaser, or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (a) pursuant to the Exchange Act, (b) any filings required under the HSR Act, Competition Act or any other applicable Competition Law, or (c) any filings or consents required to be made or obtained by the Companies or Seller.

         4.5 Purchaser Shares. At the Closing, all of the Purchaser Shares shall have been duly authorized and validly issued and will be fully paid and nonassessable. At the Closing, Purchaser shall deliver good, valid and marketable title to all the Purchaser Shares to Seller pursuant to and as contemplated by this Agreement free and clear of all Liens.

         4.6 SEC Reports. Purchaser has filed all forms, reports, schedules and other documents required to be filed by it with the SEC since January 1, 2003, pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which, as of their respective dates, complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act and the rules and regulations thereunder, as the case may be (the "SEC Reports"). None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

         4.7 Listing and Maintenance Requirements. Except as set forth on
Schedule 4.7 hereto, Purchaser has not, in the twelve (12) months preceding the date of this Agreement, received notice from any trading market on which its common stock is or has been listed or quoted to the effect that Purchaser is not in compliance with the listing or maintenance requirements of such trading market.

         4.8 Common Stock. Purchaser will use commercially reasonable efforts to list all of the Purchaser Shares on the Nasdaq National Market. If Purchaser applies to have its common stock traded on any other trading market, it will include in such application all of the Purchaser Shares.

         4.9 No Commissions. Purchaser has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                  ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE CLOSING

         5.1 Conduct of Business by the Companies Pending the Closing. Seller covenants and agrees that, except as otherwise expressly required or permitted by the terms of this Agreement including, without limitation, the requirement of Section 6.12, or except as expressly approved or directed by Purchaser, between the date of this Agreement and the Closing Date, the businesses of the Companies and the Transferred Sub shall be conducted only in, and none of the Companies or the Transferred Sub shall take any action except in, the ordinary course of business consistent with past practice, and the Companies and the Transferred Sub shall not change their operations or policies. Seller shall use, and shall cause the Companies and the Transferred Sub to use, reasonable best efforts to preserve intact the Companies' and the Transferred Sub's business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other Persons with which they have business relations. By way of amplification and not limitation, none of the Companies or the Transferred Sub shall, except as expressly required or permitted by the terms of this Agreement, between the date of this Agreement and the Closing, directly or indirectly, do or propose or agree to do any of the following without the prior written consent or direction of Purchaser:

                  (a) amend or otherwise change its Articles of Incorporation, By-laws or other organizational or governing documents;

                  (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, on or with respect to its capital stock or other securities, or reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

                  (d) sell, lease, license or transfer any of its properties or assets other than in the ordinary course of business consistent with past practice;

                  (e) abandon or fail to maintain any rights in Intellectual Property;

                  (f) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer or, except in the ordinary course of business consistent with past practice, purchase any property or assets of any other Person, (ii) make or obligate itself to make capital expenditures in excess of $50,000, (iii) other than in the ordinary course consistent with past practice, incur any obligations or liabilities, including, without limitation, Indebtedness, (iv) issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances,
(v) modify, terminate, or enter into any Contract other than as provided herein or in the ordinary course of business consistent with past practice, or
(vi) impose any security interest or other Lien on any of its Assets or on the Leased Premises, as applicable, other than in the ordinary course of business consistent with past practice;

                  (g) waive, cancel, compromise or release any rights other than in the ordinary course of business consistent with past practice;

                  (h) make any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice;

                  (i) increase the compensation payable or to become payable to its employees, officers or directors or, except as presently bound to do, grant or pay any bonus, severance or termination pay to, or enter into any bonus, employment, change of control or severance agreement with, any of its directors, officers, or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits with respect to any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (j) make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to an Employee Benefit Plan or otherwise;

                  (k) create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by law, to modify any Employee Benefit Plan;

                  (l) conduct any operations or adopt any policies other than in the ordinary course of business consistent with past practice;

                  (m) take any action with respect to accounting policies or procedures or make any adjustment to its books and records other than in the ordinary course of business and in a manner consistent with past practices;

                  (n) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice;

                  (o) delay paying any account payable beyond the date on which it is due and payable except to the extent being contested in good faith;

                  (p) enter into any transaction with Seller or any of his Affiliates;

                  (q) make or pledge any charitable contributions in excess of $5,000 in the aggregate;

                  (r) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any respect; or

                  (s) join in or consent to any private restrictive covenant or other public or private restriction as to the present or future use or operation of the Leased Premises.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

         6.1 Compliance with Covenants. Seller shall cause the Companies to comply with all of their respective covenants under this Agreement.

         6.2 Efforts and Actions to Cause Closing to Occur.

                  (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser, Seller and the Companies shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other transactions contemplated hereby as promptly as practicable including, but not limited to, the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party (it being understood that none of Seller, any of the Companies nor Purchaser shall be required to make any payments to obtain any of the foregoing) or Governmental Authority. In addition, no party hereto shall take any action after the date of this Agreement that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Authority or other Person required to be obtained prior to Closing.

                  (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall promptly inform the others of any communication received by such party from any Governmental Authority regarding any of the transactions contemplated hereby. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to any of the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the transactions contemplated hereby, Seller and the Companies shall use their best efforts to effect such transfers, amendments or modifications.

                  (c) In addition to and without limiting the agreements of the parties contained above, the Companies, Purchaser and Seller shall (i) take promptly all actions necessary to make the filings required of them or any of their Affiliates under the HSR Act (with any filing fees under the HSR Act to be borne solely by Purchaser), Competition Act or any other applicable Competition Law, (ii) comply at the earliest practicable date with any request for additional information or documentary material received by the Companies, Purchaser, Seller or any of their Affiliates from the Federal Trade Commission (the "FTC") or the Department of Justice (the "DOJ") pursuant to the HSR Act or from any State Attorney General or other Governmental Authority in connection with antitrust matters, (iii) cooperate with each other in connection with any filing under the HSR Act, Competition Act or any other applicable Competition Law and in connection with resolving any investigation or other inquiry concerning the transactions contemplated hereby commenced by the FTC, DOJ, any State Attorney General or any other Governmental Authority;
(iv) use all reasonable commercial efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any antitrust law and (v) advise the other parties promptly of any material communication received by such party from the FTC, DOJ, any State Attorney General or any other Governmental Authority regarding any of the transactions contemplated hereby, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the FTC, DOJ, any State Attorney General or any other Governmental Authority in connection with the transactions contemplated hereby.

                  (d) Notwithstanding the foregoing or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, Competition Act or any other applicable Competition Law, the Companies shall not be entitled or required to divest or hold separate or otherwise take or commit to take any action that limits Purchaser's freedom of action with respect of, or its ability to retain, the Companies or any material portions thereof or any of the businesses, product lines, properties or assets of the Companies, without Purchaser's prior written consent.

                  (e) Notwithstanding the foregoing or any other covenant herein contained, nothing in this Agreement shall be deemed to require Purchaser (i) to divest or hold separate any assets or agree to limit its future activities, method or place of doing business, (ii) to commence any litigation against any entity in order to facilitate the consummation of any of the transactions contemplated hereby or (iii) to defend against any litigation brought by any Governmental Authority seeking to prevent the consummation of, or impose limitations on, any of the transactions contemplated hereby.

         6.3 Access to Information. From the date of this Agreement to the Closing, the Companies and Seller shall, and shall cause their directors, officers, employees, auditors, counsel and agents to, afford Purchaser and Purchaser's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. Purchaser shall be entitled to conduct prior to Closing a due diligence review of the assets, properties, books and records of the Companies and an environmental assessment of the Leased Premises. Purchaser shall also be entitled following the execution and delivery hereof to conduct an inventory and appraisal of the Companies' inventory. No information provided to or obtained by Purchaser shall affect any representation or warranty in this Agreement.

         6.4 Notification of Certain Matters. Each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).

         6.5 Confidentiality. The provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the Closing, except that the Confidentiality Agreement shall not apply to any documents prepared in connection with or proceeding before or filed with, or other disclosure made to, a court, arbitration tribunal or mediation service in order to enforce Purchaser's or Seller's rights, as the case may be, arising in connection with the termination of this Agreement and announcements and press releases issued by Purchaser pursuant to Section 6.13 herein. The information contained herein, in the Schedules attached to this Agreement or delivered to Purchaser or its authorized representatives pursuant hereto shall be subject to the Confidentiality Agreement as Evaluation Material (as defined and subject to the exceptions contained therein) until the Closing and, for that purpose and to that extent, the terms of the Confidentiality Agreement are incorporated herein by reference. All obligations of the Purchaser under the Confidentiality Agreement shall terminate simultaneously with the Closing. Except as otherwise provided herein, Seller and the Companies shall, and shall cause their consultants, advisors and representatives to treat after the date hereof as strictly confidential and shall not disclose (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law) the terms of this Agreement and all nonpublic, confidential or proprietary information concerning the Companies, and Seller and the Companies shall not, and shall cause their consultants, advisors and representatives not to, after the date of this Agreement, use such information to the detriment of the Companies or Purchaser.

         6.6 No Other Discussions. Until the earlier of the Closing or the termination of this Agreement, the Companies and Seller and their respective Affiliates, employees, agents and representatives will not (a) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, capital stock (or derivatives thereof), business or properties of the Companies (whether by merger, consolidation, sale of stock, sale of assets, or otherwise), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Companies and Seller will promptly notify Purchaser if any third party attempts to initiate any solicitation, discussion, or negotiation with respect to any of the foregoing transactions, and shall provide Purchaser with the name of such third parties and the terms of any offers.

         6.7 Shareholder and Director Vote. Each of Seller and Parent, in executing this Agreement, consents as a shareholder and director of the Companies, as applicable, to the transactions contemplated hereby, waives notice of any meeting in connection therewith, and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of stock of the Companies and their assets.

         6.8 Indebtedness. Seller covenants and agrees that the Companies shall not have any outstanding Indebtedness as of the Closing.

         6.9 Tax Matters.

                  (a) Tax Sharing Agreement. Any tax sharing agreements or arrangements to which any Company is a party or may have liability, shall be terminated effective as of the Closing. After the Closing none of Seller or his Affiliates shall have any further rights thereunder. After the Closing, this Agreement shall be the sole Tax sharing agreement relating to any of the Companies for all Pre-Closing Tax Periods (as defined herein).

                  (b) Seller Parties Tax Indemnity.

                           (i) Notwithstanding any other provisions of this
                  Agreement, from and after the Closing Date, Seller shall be liable to, and shall indemnify and hold harmless, the Companies, Purchaser and their respective officers and Affiliates against the following Taxes and other costs: (A) Taxes and other costs imposed on or incurred by Seller, Transferred Sub or any of the Companies with respect to taxable years or periods ending on or before the Closing Date; (B) with respect to taxable years or periods beginning before the Closing Date and ending after the Closing Date, Taxes and other costs imposed on or incurred by Transferred Sub or any of the Companies which are allocable, pursuant to clause (ii) hereof, to the portion of such taxable year or period ending at the end of the day on the Closing Date (an "Interim Period") (Interim Periods and any taxable years or periods that end on or prior to the Closing Date being referred to collectively hereinafter as "Pre-Closing Tax Periods"); (C) Taxes and other costs imposed on or incurred by any member of any affiliated group with which any of the Companies files or has filed a Tax Return on a consolidated, combined or unitary basis for a taxable year or period beginning before the Closing Date; (D) all Taxes and other costs imposed on or incurred by any Person as a result of the Transfer; (E) Taxes and other costs imposed on or incurred by any of the Companies, Purchaser or any of their respective Affiliates as a result of a breach of any representation or warranty set forth in Section 3.20 of this Agreement or of any covenant contained in this Section 6.9 (without duplication); or (F) Taxes or other payments required to be made after the date of this Agreement by any of the Companies to any party under any Tax sharing, indemnity or allocation agreement (whether or not written); provided, however, that Seller shall not be liable pursuant to this Section 6.9(b) for any Tax to the extent that such Tax is included as a liability on the Final Closing Net Assets Statement.

                           (ii) In order to apportion appropriately any Taxes
                  relating to any taxable year or period that includes an Interim Period, the parties hereto shall, to the extent permitted under applicable law, (x) elect with the relevant Tax authority to treat, for all purposes, the Closing Date as the last day of the taxable year or period of any of the Companies and (y) elect the "closing of the books" method of accounting with respect to allocations between taxable periods ending on the Closing Date and any succeeding taxable periods. Each such Interim Period shall be treated as a short taxable year and a Pre-Closing Tax Period for purposes of this Section 6.9(b). In any case where applicable law does not permit a Company to treat the Closing Date as the last day of the taxable year or period of such Company with respect to Taxes that are payable with respect to an Interim Period, the portion of any such Tax that is allocable to the portion of the Interim Period ending on the Closing Date shall be:

                                    (A) In the case of Taxes that are either
                           (1) based upon or related to income or receipts, or
                           (2) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable year or period ended at the end of the day on the Closing Date (except that, solely for purposes of determining the marginal tax rate applicable to income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts shall be taken into account, if appropriate, for an equitable sharing of such Taxes); and

                                    (B) In the case of Taxes not described in
                           subparagraph (A) above that are imposed on a period basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Interim Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant period.

                           (iii) Seller shall be liable for and shall pay all
                  applicable sales, transfer, recording, deed, stamp and other similar taxes, including, without limitation, any real property transfer or gains taxes (if any), resulting from the consummation of the transactions contemplated by this Agreement.

                  (c) Section 116 Certificate.

                           (i) Seller shall deliver to Purchaser at or before
                  the Closing a certificate issued by the Canada Customs and Revenue Agency under section 116 of the Income Tax Act (Canada) in respect of the disposition by Seller to Purchaser of the Shares hereunder. The certificate limit specified therein shall be equal to the Purchase Price less the amount of the Non-Competition Agreement Payment (the "Net Share Price") and the certificate shall otherwise be satisfactory to the Purchaser in its reasonable discretion (such certificate with a specified certificate limit of the Net Share Price and satisfactory to Purchaser being referred to as a "Section 116 Certificate").

                           (ii) If a Section 116 Certificate has not been
                  delivered to Purchaser at or before the Closing, Purchaser shall withhold from the Purchase Price an amount equal to 25% of the Net Share Price (the "Withheld Amount"). Purchaser shall deposit the funds in an interest-bearing account at a bank acceptable to Seller.

                           (iii) In the event that Seller delivers to
                  Purchaser a Section 116 Certificate at any time after Closing and before the day that is the 30th day after the end of the month in which the Closing Date occurs (the "Remittance Date"), Purchaser shall, within two (2) business days of such delivery, pay to Seller on account of the Purchase Price the sum of (x) the Withheld Amount and (y) the interest earned on the Withheld Amount (the "Withheld Interest"), less any withholding tax thereon; provided, however, that if Canada Customs and Revenue Agency confirms in writing on or before the Remittance Date that Purchaser may continue to hold the Withheld Amount until a later date without adverse consequences to Purchaser, then Purchaser will continue to hold that amount on the terms and conditions of this Section 6.9(c) and on the terms outlined in the confirmation from Canada Customs and Revenue Agency, and the Remittance Date will be deemed to have been extended until that later date.

                           (iv) In the event Seller does not deliver to
                  Purchaser a Section 116 Certificate by the Remittance Date, on the Remittance Date, Purchaser shall remit the Canadian dollar equivalent of the Withheld Amount (calculated based on the Bank of Canada U.S. dollar exchange rate in effect for the Closing Date (the "Remittance Amount")) to the Receiver General for Canada.

                              (1) In the event of a decrease in the value of
                  the U.S. dollar relative to the Canadian dollar from the Closing Date to the Remittance Date (calculated based on the U.S. dollar exchange rate at Purchaser's bank in effect at such times):

                                    (A) to the extent that the Conversion
                           Costs exceed the Withheld Interest (less any withholding tax thereon), Seller shall pay, within two (2) business days of the Remittance Date, to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, an amount equal to the difference between the Conversion Costs and the Withheld Interest (less any withholding tax thereon) and Purchaser shall retain the Withheld Interest; and

                                    (B) to the extent that the Conversion
                           Costs are less than the Withheld Interest (less any withholding tax thereon) Purchaser shall pay, within two (2) business days of the Remittance Date, to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the difference between the Withheld Interest, less any withholding tax thereon, and the Conversion Costs and Purchaser shall retain the Withheld Interest.

                              (2) In the event of an increase in the value of
                  the U.S. dollar relative to the Canadian dollar from the Closing Date to the Remittance Date (calculated based on the U.S. dollar exchange rate at Purchaser's bank in effect at such times):

                                    (A) to the extent that the Conversion
                           Costs exceed the sum of the Withheld Interest (less any withholding tax thereon) and the excess remaining amount of the Withheld Amount after the payment of the Remittance Amount (collectively, the "Account Balance"), Seller shall pay, within two
                           (2) business days of the Remittance Date, to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, an amount equal to the difference between the Conversion Costs and the Account Balance and Purchaser shall retain the Account Balance; and

                                    (B) to the extent that the Conversion
                           Costs are less than the Account Balance, Purchaser shall pay, within two (2) business days of the Remittance Date, to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the difference between the Account Balance and the Conversion Costs and Purchaser shall retain the Account Balance.

                           (v) Any amount that the Purchaser withholds from
                  the Purchase Price pursuant to this Section 6.9(c) shall be treated as having been paid to Seller on account of the Purchase Price on the date such amount is withheld.

                  (d) Mutual Cooperation. Each of the parties hereto shall provide the other parties with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by the other parties in connection with the preparation of any Tax Return or any audit or other proceeding relating to the Companies or Seller.

                  (e) Contests. Whenever any taxing authority makes a written assessment of Taxes for which Seller is or may be liable under this Agreement, Purchaser shall, if informed of such an assertion, inform Seller within ten
(10) business days, and Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Seller is liable under this Agreement; provided, however, that Purchaser shall have the right to consent, which consent will not be unreasonably withheld, to any settlement to the extent such proceedings or settlement could reasonably be expected to materially affect the amount of Taxes imposed on Purchaser or any of the Companies for periods beginning after the Pre-Closing Tax Periods. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Purchaser is liable under this Agreement, Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute; provided, however, that Seller shall have the right to consent, which consent shall not be unreasonably withheld, to any settlement to the extent such proceedings could reasonably be expected to materially affect the amount of Taxes for which Seller is or may be liable under this Agreement.

                  (f) Refunds. Purchaser shall promptly pay to Seller any refund or credit of Taxes received by Purchaser or any of the Companies relating to such Company for any taxable period (or portion thereof) ending on or before the Closing Date. Purchaser shall be entitled to retain all other refunds of Taxes.

                  (g) Survival of Obligations. Notwithstanding any other provisions of the Agreement, the obligations of the parties set forth in this
Section 6.9 shall be unconditional and absolute, shall not be subject to any basket amounts or other limitation set forth in Article IX hereof, and shall remain in effect until ninety (90) days after the expiration of the applicable statutes of limitations.

                  (h) Section 338(g) Election. Purchaser agrees not to make an election pursuant to Section 338(g) of the Code without Seller's prior written consent.

         6.10 Affiliated Transactions.

                  (a) Seller and the Companies shall cause all Contracts and transactions by and between Seller and any of his Affiliates, on the one hand, and the Companies, on the other hand, to be terminated effective as of the Closing, and shall deliver to Purchaser evidence of such terminations that is reasonably acceptable to Purchaser.

                  (b) Prior to the Closing, Seller shall satisfy, pay in full or discharge all notes, sums and amounts receivable by the Companies from Seller or any of his Affiliates. Seller shall provide evidence to Purchaser of such repayment, discharge or forgiveness in form and substance reasonably acceptable to Purchaser.

                  (c) Prior to the Closing, the Companies shall satisfy, pay in full or discharge all notes, sums and amounts receivable by Seller or any of his Affiliates from the Companies. The Companies shall provide evidence to Purchaser of such repayment, discharge or forgiveness in form and substance reasonably acceptable to Purchaser.

         6.11 Change of Control and Prepayment Obligations. Seller shall, prior to the Closing, take such steps as are necessary to ensure that no sums are owed or payable by the Companies or Purchaser to any Person due to the execution of this Agreement, the consummation of the transactions contemplated hereby or any change of control or assignment by operation of law affecting any of the Companies.

         6.12 Disposition of the Transferred Sub. Prior to the Closing Date, Seller and the Companies shall take all actions necessary to cause the Transferred Sub to be transferred from GMG (the "Transfer") pursuant to arrangements satisfactory in form and substance to Purchaser. Purchaser shall have no liability whatsoever with respect to the Transferred Sub and any tax consequences in connection with the Transfer.

         6.13 Publicity. Until the Closing, or the date the transactions contemplated hereby are terminated or abandoned pursuant to Article XI, neither Seller, the Companies, Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the other transactions contemplated hereby without prior approval of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market, it being understood and acknowledged that Purchaser shall issue a press release, a copy of which shall be provided to Seller prior to issuance, with respect to the execution of this Agreement immediately subsequent to the execution of this Agreement.

         6.14 Marketable Securities. Prior to the Closing, Seller and the Companies shall take all actions necessary to liquidate for cash all marketable securities owned or held by or on behalf of any the Companies.

         6.15 Distribution of Certain Assets. Prior to the Closing, the Companies shall be permitted to distribute to Seller (i) the automobile that has currently been provided to Seller by the Companies and (ii) Parent's bank account # 05-197-27 held with Banque Nationale du Canada (the "Canadian Account""); provided, that, the funds in the Canadian Account shall not exceed $200,000.

         6.16 Exempt Surplus. Seller covenants and agrees that immediately after the Closing, the aggregate of the "exempt surplus" of GMG in respect of Parent and the "exempt surplus" of Papercon in respect of Parent shall be not less than $21 million and each of GMG and Papercon shall have no "taxable deficit" in respect of Parent. For purposes of the foregoing, the terms "exempt surplus" and "taxable deficit" shall have the same meaning as the definitions assigned by Part LIX of the Income Tax Regulations (Canada) for the purposes of such Part and subsection 113(1) of the Income Tax Act (Canada).

                                 ARTICLE VII

                  CONDITIONS TO THE OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by
Purchaser:

         7.1 Accuracy of Representations and Warranties; Compliance with Obligations. The representations and warranties of Seller and the Companies contained in this Agreement shall be true and correct in all material respects (except for representations and warranties that have any materiality qualifiers, which shall be true as written). The Companies and Seller shall have performed or complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing. The Companies and Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date, (which in case of the Companies shall be duly signed by their respective Chief Executive Officer and Chief Financial Officer) certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 No Order or Injunction. There shall not be issued and in effect by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         7.3 HSR Act; Competition Act. Any applicable waiting period under the HSR Act, Competition Act or any other applicable Competition Law shall have expired or been terminated.

         7.4 No Material Adverse Change. Between the date of this Agreement and the Closing Date, there shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the working capital, consolidated financial condition, businesses, results of operations or prospects of the Companies and the Companies and Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date, to that effect.

         7.5 Corporate Certificate. The Companies and Seller shall have delivered to Purchaser (i) copies of the Certificate or Articles of Incorporation, or other corporate formation document, of the Companies certified by the Georgia Secretary of State, or the Canadian equivalent, as the case may be, no longer than fifteen (15) days prior to the Closing, (ii) copies of resolutions adopted by the Boards of Directors and the shareholders of the Companies authorizing the transactions contemplated by this Agreement and (iii) a Good Standing Certificate, or the Canadian equivalent, as the case may be, with respect to the Companies issued by the State of Georgia as of a date not more than five (5) days prior to the Closing Date, or the Canadian equivalent as of a date not more than fifteen (15) days prior to the Closing Date, as the case may be, and all of such documents of such entities shall be certified as of the Closing Date by their respective Secretaries as being true, correct and complete.

         7.6 Opinion of Counsel. Purchaser shall have received an opinion, dated as of the Closing Date, from counsel for the Companies and Seller in substantially the form attached hereto as Schedule 7.6.

         7.7 Consents Obtained. All consents of any Person necessary to the consummation of the Closing and the other transactions contemplated hereby, including consents from parties to loans, contracts, leases or other agreements (including, without limitation, the Material Contracts) and consents from governmental agencies, whether federal, state or local shall have been obtained, and a copy of each such consent shall have been provided to Purchaser at or prior to the Closing.

         7.8 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions hereunder, or which, in the sole judgment of Purchaser, makes it inadvisable to proceed with the transactions contemplated hereby.

         7.9 Resignation of Directors and Officers. To the extent requested by Purchaser, each of the directors and officers of the Companies shall resign, effective as of the Closing.

         7.10 Transfer. The Transfer shall have occurred.

         7.11 Lien Terminations. All of the Liens set forth on Schedule 3.16(a) hereto shall have been terminated.

         7.12 Purchaser Shares. The average closing price of the Purchaser Shares, as they are quoted on The Nasdaq National Market ("Nasdaq") during the twenty (20) business days immediately prior to the Closing Date in which at least five thousand (5,000) shares were traded, shall be less than $14.00 per share.

                                 ARTICLE VIII

                    CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by Seller.

         8.1 Accuracy of Representations and Warranties; Compliance with Obligations. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (except for representations and warranties that have any materiality qualifiers, which shall be true as written). Purchaser shall have performed or complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing. Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, and signed by an authorized officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         8.2 No Order or Injunction. There shall not be issued and in effect by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         8.3 HSR Act; Competition Act. Any applicable waiting period under the HSR Act, Competition Act or any other applicable Competition Law shall have expired or been terminated.

         8.4 Opinion of Counsel. Seller shall have received an opinion, dated as of the Closing Date, from counsel for Purchaser in substantially the form attached hereto as Schedule 8.4.

         8.5 Purchaser Shares. The average closing price of the Purchaser Shares, as they are quoted on Nasdaq during the twenty (20) business days immediately prior to the Closing Date in which at least five thousand (5,000) shares were traded, shall be greater than $10.00 per share.

                                  ARTICLE IX

                                INDEMNIFICATION

         9.1 Agreement by Seller for Indemnification. Seller agrees to indemnify and hold Purchaser and the Companies (as wholly-owned subsidiaries of Purchaser) and their stockholders, directors, officers, employees, attorneys, agents and Affiliates (collectively, the "Purchaser Indemnified Parties") harmless from and against, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel fees and expenses) incurred or suffered by Purchaser or the Companies arising out of, relating to, or resulting from (i) any breach of a representation or warranty made by the Companies or Seller in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Companies or Seller in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by the Companies or Seller as required by this Agreement, (iv) any tax consequences as a result of the Transfer, or (v) the past, present and/or future ownership or operations of the Transferred Sub (collectively, "Purchaser Indemnifiable Damages"); provided, however, except as otherwise provided in Section 6.9, Seller shall not in any event be required to indemnify and hold the Purchaser Indemnified Parties harmless under this Section 9.1(i) or (iii) until the aggregate amount of such Purchaser Indemnifiable Damages exceeds $400,000 (the "Basket Amount"), at which point Seller shall be required to indemnify and hold the Purchaser Indemnified Parties harmless for all Purchaser Indemnifiable Damages in excess of the Basket Amount, up to, but not in excess of, $88,000,000; provided, further, that the foregoing limitations shall not apply to Purchaser Indemnifiable Damages under this Section 9.1(ii), (iv) and (v); provided, further, that Purchaser Indemnifiable Damages resulting from a breach of any representation or warranty made in or pursuant to Sections 3.7 and 3.32 shall not be subject to the Basket Amount limitation. Notwithstanding anything to the contrary contained herein, in no event shall any of the Companies be required to indemnify or hold the Purchaser Indemnified Parties harmless under this Section 9.1 if the transactions contemplated hereby are consummated. Such obligations shall be solely of Seller.

         9.2 Agreement by Purchaser for Indemnification. Purchaser agrees to indemnify and hold Seller harmless from and against, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel fees and expenses) incurred or suffered by Seller arising out of, relating to, or resulting from (i) any breach of a representation or warranty made by Purchaser in or pursuant to this Agreement,
(ii) any breach of the covenants or agreements made by Purchaser in or pursuant to this Agreement, or (iii) any inaccuracy in any certificate, instrument or other document delivered by Purchaser as required by this Agreement (collectively, "Seller Indemnifiable Damages" and, together with Purchaser Indemnifiable Damages, "Indemnifiable Damages); provided, however, Purchaser shall not in any event be required to indemnify and hold Seller harmless under this Section 9.2(i) or (iii) until the aggregate amount of such Seller Indemnifiable Damages exceeds the Basket Amount, at which point Purchaser shall be required to indemnify and hold Seller harmless for all Seller Indemnifiable Damages in excess of the Basket Amount, up to, but not in excess of, $10,000,000; provided, further, that the foregoing limitations shall not apply to Seller Indemnifiable Damages under this Section 9.2(ii); provided, further, that Seller Indemnifiable Damages resulting from a breach of any representation or warranty made in or pursuant to Section 4.5 shall not be subject to the Basket Amount limitation.

         9.3 Survival of Representations and Warranties. Each of the representations and warranties made in this Agreement or pursuant hereto shall survive for a period of three (3) years after the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.14,
3.19 and 3.20 shall survive for the applicable statutory period of limitations plus ninety (90) calendar days and the representations and warranties set forth in Sections 3.4 through 3.7 and 4.5 shall survive indefinitely. No claim for the recovery of Indemnifiable Damages for breach of a representation or warranty herein may be asserted by either party after the applicable period has expired; provided, however, that claims for Indemnifiable Damages first asserted within such period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         9.4 Set-Off Rights. Seller hereby agrees that Purchaser shall have the right, but not the obligation, to set-off against Purchaser's payment obligations under the Note, the Non-Competition Agreement and the Lease the full amount of any Purchaser Indemnifiable Damages required to be paid pursuant to Section 9.1. From time to time, if Purchaser elects to exercise its set-off rights hereunder against the payments under the Note, the Non-Competition Agreement and/or the Lease, it will give Seller written notice of such election which includes the amount to be set-off, and upon giving of such notice, the amount due in respect of such amount shall automatically be reduced by the amount set forth in such notice and such amount shall be deposited into an interest-bearing escrow account with a bank or financial institution reasonably acceptable to Purchaser and Seller (the "Escrow Agent") to be held in escrow by such Escrow Agent pending the resolution of claims for Purchaser Indemnifiable Damages. Each of Purchaser and Seller shall pay one-half of the reasonable fees and out-of-pocket expenses of the Escrow Agent incurred by it in connection with carrying out its duties under this Section
9.4. In the event there is a "final determination" by a court of competent jurisdiction, or if resolved by written mutual agreement of Purchaser and Seller, that Purchaser was not entitled to indemnification under this Article IX with respect to the set-off amount, all such amounts which are so determined to have been wrongfully set-off shall be released from the escrow account to Seller and the remainder of the set-off amount, if any, shall be released from the escrow account to Purchaser. All interest accrued on the set-off amount shall be paid to Purchaser and Seller pro rata based on the amount of the escrow account disbursed to such parties pursuant to this
Section 9.4. For purposes of this Section 9.4, a determination shall be "final" if any and all appeals therefrom shall have been resolved or if thirty
(30) calendar days shall have passed from the rendering of such determination (or of any determination on appeal therefrom) and no party shall have commenced any such appeal therefrom.

         9.5 Indemnification Claims.

                  (a) Any claim for Indemnifiable Damages or any other damages hereunder shall be made by written notice, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which is claimed to have been sustained by reason thereof, and (ii) the basis of such claim; and

                  (b) Payment for any claim made under subsection (a) shall be effected on the later to occur of the expiration of twenty (20) days from the date of such notice or, if such claim is contested in writing by Seller or Purchaser within such twenty (20) day period, the date the dispute is resolved by written mutual agreement of Purchaser and Seller or a final determination as provided in Section 9.4 above.

         9.6 Remedies Cumulative; Waiver. The remedies provided herein shall be cumulative and shall not preclude any party from asserting any other right, or seeking any other remedies against the other party.

                                  ARTICLE X

                                  DEFINITIONS

         10.1 Defined Terms. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

         "Atlanta Properties" means the Leased Premises located at 2700 Apple Valley Road and 2723-25 Apple Valley Road, Atlanta, Georgia 30319.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Competition Act" means the Competition Act (Canada), as amended and includes the regulations thereunder.

         "Confidentiality Agreement" means that certain Mutual Nondisclosure and Nonuse Agreement, dated as of October 24, 2003, by and between Bagcraft Packaging, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Purchaser, Purchaser and Papercon.

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

         "Conversion Costs" means, in connection with Section 6.9(c), the aggregate of all expenses, charges, fees, or other costs associated with the conversion of U.S. dollars into Canadian dollars or the payment of amounts to the Receiver General for Canada including, without limiting the generality of the foregoing, any additional amounts that are paid as a result of any decrease in the value of the U.S. dollar relative to the Canadian dollar from the Closing Date to the Remittance Date.

         "Defect" means a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, impurity, or dangerous propensity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Foreign Plan" means an Employee Benefit Plan that has been adopted or maintained by any of the Companies, whether formally or informally, for the benefit of employees, directors or consultants of any such Company outside of the United States.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases, (v) all liabilities secured by any Lien on any property, (vi) in the nature of guarantees of the obligations described in clauses (i) through (v) above of any other Person and (vii) liabilities for income Taxes relating to periods prior to the Closing.

         "Leased Premises" means those certain assets consisting primarily of real property used or to be used in the operation of Papercon, all of which are listed on Exhibit G hereto. Any Intellectual Property that is embodied in equipment, inventory or fixtures located, and any method or process employed, at the Leased Premises are, as between the parties, owned by the Companies.

         "Lien" means any condition, covenant or restriction of record, mortgage, pledge, proxy, voting trust or agreement, security interest, encumbrance, lien, claim, charge of any kind or other restrictions on title or transfer of any nature whatsoever.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Product" means any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Companies, including any product sold in the United States or Canada by the Companies as the distributor, agent, or pursuant to any other contractual relationship.

         "Purchaser Transaction Fees" means all legal, accounting, tax, consulting and financial advisory and other fees and expenses incurred, paid, or payable by Purchaser in connection with the transactions contemplated hereby, including any filing fees incurred under the HSR Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Transaction Fees" means all legal, accounting, tax, consulting and financial advisory and other fees and expenses incurred by the Companies or Seller in connection with the transactions contemplated hereby.

         "Tax Return" means any tax return, filing, information statement or other document (including any amendments or attachments thereto) filed or required to be filed in connection with or with respect to any Tax.

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, estimated, excise, property, sales, use, franchise, intangible, payroll, withholding, social security, capital and unemployment taxes imposed by any United States or Canadian federal, state, provincial, local or foreign government agency, and any interest or penalties related thereto.

         "WARN Act" means the Worker Adjustment and Retraining Notification
Act.

         10.2 Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                  ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

         11.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by Purchaser upon delivery of written notice to the Companies and Seller in accordance with Section 12.1 of this Agreement in the event of a material breach by the Companies or Seller of any provision of this Agreement, including covenants, warranties or representations; or

                  (c) by the Companies and Seller upon delivery of written notice to Purchaser in accordance with Section 12.1 of this Agreement in the event of a material breach by Purchaser of any provision of this Agreement, including covenants, warranties or representations; or

                  (d) by (i) Purchaser or (ii) the Companies and Seller upon delivery of written notice in accordance with Section 12.1 of this Agreement, if the Closing shall not have occurred within ninety (90) calendar days after the date of this Agreement, provided that the party delivering such notice shall not have caused such failure to close.

         11.2 Effect of Termination. Except for the provisions of Section 6.5 and Section 12.3, which shall survive any termination hereof, in the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for fraud or the breach of this Agreement prior to such termination or abandonment of the transactions contemplated by this Agreement.

                                 ARTICLE XII

                              GENERAL PROVISIONS

         12.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery to the following addresses (or to such other addresses which any party shall designate in writing to the other parties):

                  (a) if to Purchaser or to the Companies after Closing, to:

                      Packaging Dynamics Corporation
                      3900 West 43rd Street
                      Chicago, Illinois 60632
                      Attn: Frank V. Tannura

                      with a copy (which shall not constitute notice to Purchaser or to the Companies), to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      333 West Wacker Drive
                      Suite 2100
                      Chicago, Illinois 60606
                      Attn: William R. Kunkel, Esq.

                      if to Seller or to the Companies prior to Closing, to:

                      Mr. Gaby A. Ajram
                      c\o Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. One Securities Centre
                      Suite 400
                      3490 Piedmont Road
                      Atlanta, Georgia 30305
                      Attn: Albert L. Labovitz, Esq.

                      with a copy (which shall not constitute notice to Seller or to the Companies), to:

                      Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. One Securities Centre
                      Suite 400
                      3490 Piedmont Road
                      Atlanta, Georgia 30305
                      Attn: Albert L. Labovitz, Esq.

         12.2 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter. The Schedules and Exhibits constitute a part hereof as though set forth in full above.

         12.3 Expenses. Seller shall pay the Seller Transaction Fees and Purchaser shall pay the Purchaser Transaction Fees; provided, however, that the Companies may pay the Seller Transaction Fees so long as such Seller Transaction Fees are either paid prior to Closing or included in the Final Closing Net Assets Statement.

         12.4 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         12.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the Companies or Seller without the prior written consent of Purchaser. Purchaser may assign its rights and obligations hereunder to one or more wholly-owned subsidiaries of Purchaser; provided, however, that such assignment shall not relieve Purchaser of its obligations hereunder.

         12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         12.8 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Delaware applicable to contracts executed and to be wholly performed within such State.

         12.9 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         12.10 Mediation.

                  (a) The parties to this Agreement agree that any and all disputes, controversies or claims (each, a "Dispute") arising out of or relating to this Agreement, or the breach hereof, shall be submitted for mediation in a mutually agreeable location. Either party may commence mediation by providing to the other party a written request for mediation (a "Dispute Notice"), setting forth the subject of the dispute and the relief requested. The parties will cooperate with one another in selecting a mediator from a panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or court proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

                  (b) If the Dispute has not been resolved in accordance with
Section 12.10(a) within ninety (90) calendar days after receipt of a Dispute Notice, then either party may take any action or exercise any remedy available to it by appropriate legal proceedings against the other party.

                  (c) Notwithstanding the foregoing, (i) Purchaser shall not be required to submit to mediation any request for injunctive or similar relief for violation or alleged violation by Seller of the provisions of the Non-Competition Agreement and (ii) Seller shall not be required to submit to mediation any request for injunctive or similar relief for violation or alleged violation by Purchaser of the provisions of the Registration Rights Agreement.

         12.11 Jurisdiction.

                  (a) The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of the State of Delaware or in the U.S. District Courts located in the State of Delaware and Purchaser, the Companies and Seller hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

                  (b) In addition, Purchaser, the Companies and Seller each hereby irrevocably waives, to the fullest extent permitted by law, any objection which it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in the State of Delaware or the U.S. District Courts located in the State of Delaware, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum. 12.12 Dispute Costs. In the event of a Dispute which is ultimately resolved by a court of competent jurisdiction, the non-prevailing party will reimburse the prevailing party for its reasonable costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such action.

         12.13 Arm's-Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and
(f) this Agreement is the result of arm's-length negotiations conducted by and among the parties and their respective counsel.

         The parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                         PACKAGING DYNAMICS CORPORATION,
                                         a Delaware corporation


                                         By: /s/ Frank V. Tannura
                                             --------------------------------
                                         Name:  Frank V. Tannura
                                         Title: Chairman


                                         3141276 CANADA INC., a Canadian
                                         numbered holding company


                                         By: /s/ Gaby A. Ajram
                                             --------------------------------
                                         Name: Gaby A. Ajram
                                         Title:


                                         GMG INTERNATIONAL INC., a Georgia
                                         corporation


                                         By: /s/ Gaby A. Ajram
                                             --------------------------------
                                         Name: Gaby A. Ajram
                                         Title:


                                         PAPERCON, INC., a Georgia corporation


                                         By: /s/ Gaby A. Ajram
                                             --------------------------------
                                         Name: Gaby A. Ajram
                                         Title:


                                         /s/ Gaby A. Ajram
                                         ------------------------------------
                                         GABY A. AJRAM, individually